Exhibit 99.1

SandRidge Energy, Inc. and Arena Resources, Inc. Announce Settlement

of Certain Stockholder Suits Regarding Proposed Merger

OKLAHOMA CITY and TULSA, Okla., May 27, 2010/PRNewswire-FirstCall/ — SandRidge Energy, Inc. (NYSE: SD) and Arena Resources, Inc. (NYSE: ARD) today jointly announced that they have reached an agreement in principle to settle six of the nine stockholder lawsuits styled as class actions that were filed against Arena and its board of directors relating to the proposed merger of Arena with a wholly owned subsidiary of SandRidge. These lawsuits also name SandRidge as a defendant. The remaining three lawsuits were filed in Oklahoma County State District Court and have been stayed.

Under the terms of the agreement, which remains subject to court approval, the parties have agreed to settle all claims raised, or which could be raised, by the proposed plaintiff class relating to the proposed merger. Pursuant to the terms of the proposed settlement, SandRidge and Arena agreed to amend the merger agreement such that (1) any termination fee payable by SandRidge or Arena to the other on the occurrence of certain events specified in the merger agreement will be payable, at the option of the payor, in cash or in shares of the payor’s common stock, (2) a third party that has made an unsolicited written takeover proposal to Arena or SandRidge, as applicable, would not be required to enter into a confidentiality agreement that contained a “standstill” provision in order for Arena or SandRidge, as applicable, to be able to engage in discussions or negotiations with or provide information to, such third party with respect to such takeover proposal, (3) the obligations of SandRidge and Arena to provide information to the other concerning any inquiries regarding takeover proposals will be limited to advising the other that a takeover proposal has been made and the identity of the person making such proposal, and providing a copy of such proposal, and (4) SandRidge and Arena’s “matching” rights with respect to a superior takeover proposal made with respect to the other will be limited to one three business day period with respect to such superior takeover proposal. Arena and SandRidge also agreed to make certain additional disclosures in a Current Report on Form 8-K that supplement the information set forth in the Joint Proxy Statement Prospectus, dated May 5, 2010, that was first mailed to stockholders of each company on or about May 7, 2010. SandRidge and Arena noted that there can be no assurance that the court will approve the proposed settlement or that any ultimate settlement will be under the same terms as those contemplated by the agreement.

As previously announced on April 4, 2010, SandRidge, a wholly owned subsidiary of SandRidge, and Arena entered into a definitive merger agreement, pursuant to which Arena would be merged into such wholly owned subsidiary of SandRidge and Arena stockholders would receive 4.7771 shares of SandRidge common stock and $2.50 in cash for each share of Arena common stock. The transaction is subject to the approval of the stockholders of each of SandRidge and Arena and other customary closing conditions. Each company’s Special Meeting of Stockholders to consider and vote on the proposed merger will be held on June 8, 2010.

SandRidge

SandRidge Energy, Inc. is a natural gas and oil company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and CO2 treating and transportation facilities and conduct marketing and tertiary oil recovery operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in West Texas, the Permian Basin, the Mid-Continent, the Cotton Valley Trend in East Texas, the Gulf Coast, and the Gulf of Mexico. SandRidge’s internet address is www.sandridgeenergy.com.

Arena

Arena Resources, Inc. is an oil and gas exploration, development and production company with current operations in Texas, Oklahoma, Kansas and New Mexico.

Important Additional Information Filed with the SEC

This communication is being made in respect of the proposed business combination involving SandRidge and Arena. In connection with the proposed transaction, SandRidge filed with the SEC a Registration Statement on Form S-4, as amended, on April 30, 2010 containing a joint proxy statement/prospectus and each of SandRidge and Arena may file with the SEC other documents regarding the proposed transaction. The definitive joint proxy statement/prospectus was first mailed to stockholders of SandRidge and Arena on or about May 7, 2010. Investors and security holders of SandRidge and Arena are urged to read the joint proxy statement/prospectus and other documents filed with the SEC carefully in their entirety because they contain important information about the proposed transaction. Investors and security holders may obtain free copies of the Registration Statement and the joint proxy statement/prospectus and other documents filed with the SEC by SandRidge and Arena through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the joint proxy statement/prospectus and other documents filed with the SEC may also be obtained by directing a request to SandRidge Energy, Inc., 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attention: Investor Relations, or by directing a request to Arena Resources, Inc., 6555 South Lewis Avenue, Tulsa, Oklahoma 74136, Attention: Investor Relations.

SandRidge, Arena and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SandRidge’s directors and executive officers is available in SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 1, 2010, and SandRidge’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 26, 2010. Information regarding Arena’s directors and executive officers is available in Arena’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 1, 2010, as amended by the Annual Report on Form 10-K/A for the year ended December 31, 2009, which was filed with the SEC and April 30, 2010, and Arena’s proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on October 29, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

Safe Harbor Language on Forward Looking Statements:

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include statements relating to when the companies expect to close the proposed transaction. The forward-looking statements also include statements about anticipated timing for filings with regulatory agencies, stockholder meetings and closing of the proposed merger. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the ability to obtain governmental approvals of the merger on the proposed terms and schedule, the failure of SandRidge or Arena stockholders to approve the merger, the risk that the businesses will not be integrated successfully, credit conditions of global capital markets, changes in economic conditions, regulatory changes, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A—“Risk Factors” of the Annual Report on Form 10-K filed by SandRidge with the SEC on March 1, 2010; Part II, Item 1A – “Risk Factors” of the Quarterly

Report on Form 10-Q for the quarter ended March 31, 2010 filed by SandRidge with the SEC on May 7, 2010; and Part I, Item Safe Harbor Language on Forward Looking Statements: 1A—“Risk Factors” of the Annual Report on Form 10-K filed by Arena with the SEC on March 1, 2010. All of the forward-looking statements made in this communication are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

CONTACTS:

SandRidge	Arena
Kevin R. White	Bill Parsons
Senior Vice President	Vice President Investor Relations
SandRidge Energy, Inc.	(702) 489-4445
123 Robert S. Kerr Avenue	bparsons@arenaresourcesinc.com
Oklahoma City, OK 73102-6406
(405) 429-5515

CONTACT: Kevin R. White, Senior Vice President of SandRidge Energy, Inc., +1-405-429-5515; or Bill Parsons, Vice President Investor Relations of Arena, +1-702-489-4445, bparsons@arenaresourcesinc.com